Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Board of Directors and Shareholders
IndyMac Bancorp, Inc.

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that IndyMac Bancorp, Inc. (the “Company”) maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). IndyMac Bancorp, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because management’s assessment and our audit were conducted to also meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), management’s assessment and our audit of IndyMac Bancorp, Inc.’s internal control over financial reporting included controls over the preparation of financial statements in accordance with the Office of Thrift Supervision Instructions for Thrift Financial Reports. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

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Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that IndyMac Bancorp, Inc. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, IndyMac Bancorp, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of IndyMac Bancorp, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2004, and our report dated February 23, 2005 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Los Angeles, California
February 23, 2005

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Financial Statements
IndyMac Bancorp, Inc. (the “Company”) is responsible for the preparation, integrity and fair presentation of its published consolidated financial statements as of December 31, 2004, and for the year then ended. The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States and, as such, include some amounts that are based on judgments and estimates of management.

Internal Control Over Financial Reporting
We, as members of management of the Company, are responsible for (i) preparing the consolidated financial statements of the Company, and (ii) establishing and maintaining effective internal control over financial reporting, including in connection with the preparation and reporting of the Company’s consolidated financial statements presented in conformity with accounting principles generally accepted in the United States and the Office of Thrift Supervision Instructions for Thrift Financial Reports (the “TFR instructions”). Internal control over financial reporting is designed to provide reasonable assurance to the Company’s management and board of directors regarding the preparation of reliable published financial statements. Internal control over financial reporting includes self-monitoring mechanisms and actions taken to correct deficiencies as they are identified.

Because of the inherent limitations in any internal control, no matter how well designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of controls. Accordingly, even effective internal control over financial reporting can provide only reasonable, not absolute, assurance that the objectives of such controls are met. Further, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Management assessed the Company’s internal control over financial reporting as it relates to its consolidated financial statements presented in conformity with accounting principles generally accepted in the United States and the TFR instructions as of December 31, 2004. This assessment was based on criteria for effective internal control over financial reporting described in “Internal Control–Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. We believe our assessment is consistent with the applicable guidance issued by the Securities and Exchange Commission and provided in Public Company Accounting Oversight Board Auditing Audit Standard No. 2. Based on this assessment, we assert that, as of December 31, 2004 and based on the specified criteria, the Company maintained effective internal control over financial reporting, including the preparation and reporting of the

Company’s consolidated financial statements presented in conformity with accounting principles generally accepted in the United States and the TFR instructions.

In addition to issuing an opinion on the Company’s financial statements, the Company’s independent auditors have also issued an attestation report on our assessment of the Company’s internal control over financial reporting.

/s/ MICHAEL W. PERRY	/s/ SCOTT KEYS

Michael W. Perry Chairman and Chief Executive Officer	Scott Keys Executive Vice President and Chief Financial Officer

/s/ JEFFREY W. LANKEY

Jeffrey W. Lankey Senior Vice President and Chief Accounting Officer

February 23, 2005